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                                                                    Exhibit 10.1


                       DEFERRED COMPENSATION PLAN FOR
                       DIRECTORS OF THE BOEING COMPANY

                          As amended October 28, 1996


1. PURPOSE. The purposes of the Deferred Compensation Plan for Directors of The Boeing Company (the "Plan") are

                 (i) to credit to members of the Board of Directors of The Boeing Company (the "Company") any portions of director retainers that are required to be paid in Boeing stock units and

                 (ii) to provide for elective deferral of payment of all or a portion of any retainers, meeting fees, or both, otherwise payable in cash to such directors.

2. ELIGIBILITY. Every member of the Company's Board of Directors entitled to compensation as a director shall be eligible to participate in the Plan.

3. PLAN ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall have full power and authority to construe and interpret the Plan.

4. PARTICIPATION. Every Participant shall participate in the Plan as to the portions of retainers or fees which are required to be paid in Boeing stock units.

4.1 ELECTION TO DEFER. A Participant also may elect to defer all or a specified portion of retainers, meeting fees, or both, that may thereafter be payable in cash. Such election shall be made by executing and delivering to the Company a notice which states the percentage of the retainers or fees or both to be deferred and the deferral account (dollar denominated or stock units) to which the fees are to be credited. An election or change in election must be made by December 1 to be effective for retainers or fees to be paid in the following calendar year.

4.2 ELECTION DURATION. An election to participate will remain in effect until participation in the Plan terminates, or until the election is changed by a notice from the Participant to the Company increasing or decreasing the percentage of retainer or fees to be deferred or changing the account for future elective deferrals. If a Participant terminates elective participation in the Plan, all amounts accumulated in the Participant's account(s) prior to termination will continue to be held subject to the Plan.

5. ACCOUNTS. All payments required to be made to a Participant in stock units shall be credited to a stock unit account for the Participant (a "Stock Unit account"). All retainers and fees a Participant elects be deferred under the Plan shall be credited to the Participant either in a dollar denominated, interest bearing account (an "Interest Credit deferral account") or in the Participant's Stock Unit account, at the election of the Participant, such election to be irrevocable once made as to payments made in the following calendar year. In the absence of an election, all retainers and fees elected to be deferred shall be credited to an Interest Credit deferral account. Retainers and fees shall be credited at the time they otherwise are payable.

5.1 STOCK UNITS ACCOUNTS. At the time a retainer or fee is credited to a Participant's Stock Unit account, the account shall be credited with the number of shares of the Company's common stock that could be purchased with the retainer or fee, based on the Fair Market Value of such stock on the day as of which the retainer or fee is credited (or on the next business day on which the New York Stock Exchange is open, if the Exchange is closed on the day as of which the retainer or the fee is credited), excluding commission, taxes, and other charges; and such number (carried to two decimal places) shall be recorded as stock units in the Participant's account, for bookkeeping purposes only. For purposes of the Plan, "Fair Market Value" for a single trading day equals the mean of the high and low per share trading prices of the common stock of the Company for that day as reported in The Wall Street Journal for the "New York Stock Exchange--Composite Transactions." The


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         number of stock units in an account shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in the Company's common stock.

5.2 EARNINGS ON ACCOUNTS. Each Participant's account(s) shall be credited with earnings thereon as follows:

                 Interest Credit Deferral Account. A Participant's Credit deferral account shall be credited monthly with interest on all amounts in that account during the proceeding month. Each calendar year interest will be computed during at the mean between the high and the low during the first eleven months of the preceding year of yields on As-rated Industrial Bonds as reported by Moody's Investors Service, Inc., rounded to the nearest 1/4 of one percent. The Company will notify Participants annually of the established interest rate and the status of their respective Interest Credit deferral accounts.

                 Stock Unit Account. As of each of the Company's dividend payment dates, each Participant's Stock Unit account shall be credited with the number of shares of the Company's common stock that could be purchased, as set forth in Section 5.1, with an amount equal to the cash dividends that would be payable on the number of shares of the Company's common stock that equals the number of stock units in the Participant's Stock Unit account. The Company will notify Participants annually of the number of stock units, and the dividend equivalents, credited to their respective Stock Unit accounts.

6. DISTRIBUTION. Distribution of amounts held under the Plan for a Participant is intended to begin following the year in which the Participant retires from the Board or otherwise terminates service from the Board, and distributions must commence no later than the January 15 immediately following (a) the year in which the Participant reaches age 70-1/2 or (b) if the Participant continues service on the Board beyond such age, the year the Participant retires from the Board or otherwise terminates service from the Board. The exact timing and manner of distribution of a Participant's account(s) shall be determined by the Committee in its sole discretion.

6.1 DISTRIBUTION ELECTIONS. A Participant may submit elections to the Committee, stating the following:

                 i. the number of years (which shall be between 1 and 15 years) over which distributions are to be made, and

                 ii. the initial year of distribution, (i and ii together, the "distribution schedule") and

                 iii. in the case of payments to be made over 2 or more years, the method of calculating the payment amount (the "payment option")--as described below.

         Participants may defer making distribution elections but election must be submitted to the Committee not later than December 1 of the year in which the Participant retires from the Board or otherwise terminates service from the Board. Distributions shall be made in accordance with the Participant's elections unless the Committee determines that distributions should be made at some difference times or in some different manner.

6.2 PAYMENT OPTIONS. The payment options (in the case of payments to be made over 2 or more years) are as follows:

                 Approximately Equal Option. The amount payable to a Participant each year shall be computed so that the aggregate amount in the Participant's account(s) under the Plan shall be distributed in approximately equal installments in each year for which distributions are to be made; or

                 Fractional Option. The amount payable to a Participant each year shall be computed by multiplying a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the distribution period, by the balance in the account(s) on January 1 of such year.

         Under either option, the Participant's account(s) shall be debited at the time of payment, which shall be on or before January 15 of each year, unless otherwise authorized by the Committee.

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6.3      APPROVED ELECTION.  A Participant's approved distribution elections shall be applicable to the Participant's total aggregate account(s) under the Plan, including any accounts previously maintained that have been combined into an account under this Plan.

6.4 STOCK UNIT ACCOUNT DISTRIBUTION. Distributions from a Participant's Stock Unit account shall be made in whole shares of the Company's common stock based on the number of shares equal to the whole number of stock units credited to the Participant's Stock Unit account. No fractional shares shall be distributed and any account balance remaining after a stock distribution shall be paid in cash.

6.5 EARLY DISTRIBUTION; CHANGE IN DISTRIBUTION ELECTIONS. Distributions during a Participant's term of office as a director of the Company shall be permitted under the Plan except as approved by the Committee in the case of the Participant's disability or as described below. Disability, for these purposes, shall mean condition entitling the Participant to "Disability Retirement" under the Company's Retirement Plan as if such Retirement Plan were applicable to the Participant.

         A Participant may request that amounts credited to the Participant's account(s) (except any amounts, and any interest credited thereon, which were deferred in the calendar year in which the request for distribution is submitted) be distributed during the Participant's term of office as a director of the Company, or that an approved distribution schedule or payment option for the account be changed. Any such request must be submitted to the Committee no later than December 1 of the year prior to the year in which the distribution or change is request to be made, must set forth the reason therefor, and is subject to approval by the Committee in its sole and absolute discretion.

6.6 COMMITTEE DISCRETION. The Committee may establish guidelines for its own use in considering any such request or any other request or election under the Plan, but such guidelines shall not in any way limit the Committee's discretion in acting upon a request or election, or in determining the timing and manner of any distributions to be made un the Plan.

7. BENEFICIARIES. A Participant may designate one or more beneficiaries to receive distributions from the Plan, upon the death of the Participant. If no beneficiary has been designated, all distributions shall be made to the personal representative of the Participant. Except as provided in the following paragraph, the death of a Participant shall not affect the timing or manner of distributions from the Participant's account(s).

         A Participant may elect that, following the Participant's death, one or more fixed distributions be made from the Participant's account(s) under the Plan, to the Participant's personal representative or designated beneficiary. Such distributions, if approved by the Committee, shall be made within 15 months after the Participant's death. Any amounts thereafter remaining in the account(s) will be distributed at the time and in the manner approved by the Committee.

8. PARTICIPANT'S RIGHTS. Amounts accumulated and deferred under the Plan remain the property of the Company, and no Participant or other person shall acquire any property interest in the account(s) or any other assets of the Company on account of participation in the Plan, a Participant's rights being limited to receiving from the Company the payments provided for in the Plan. The Plan in unfunded, and to the extent that any Participant acquires a right to receive payments from the Plan, such right shall be no greater than the right of an unsecured creditor of the Company. The right of a Participant or the Participant's legal representative or beneficiary to receive payments from the Plan shall not be subject to anticipation, sale, assignment, pledge, encumbrance or charge, nor shall such right be liable for or subject to the debts, contracts, liabilities or torts of the Participant, or the Participant's legal representative or beneficiaries.

9. POWERS OF COMPENSATION COMMITTEE. Approval by the Committee of any election or request made by a Participant pursuant to the Plan shall be subject to the sole discretion of the Committee. No member of the Committee shall act on any matter concerning such member's participation in the Plan or such member's account(s) under the Plan. Decisions of the Committee shall be final and binding upon the Participants, their legal representatives and beneficiaries.


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10.      TERMINATION OR AMENDMENT OF THE PLAN.  The Plan may be terminated, modified, or amended from time to time by resolution of the Board of Directors. If the Plan is terminated, all amounts accumulated prior to termination will continue to remain subject to the provisions of the Plan as if the Plan had not been terminated.


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